SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): April 12, 2016

CAREDX, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36536	94-3316839
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification Number)

3260 Bayshore Boulevard

Brisbane, California 94005

(Address of principal executive offices)

(415) 287-2300

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On April 12, 2016, CareDx, Inc. (the “Company”) entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”) named therein in connection with the sale and issuance (the “Offering”) of approximately $14.1 million worth of units (“Units”), each Unit comprised of: (i) one share of common stock of the Company, par value $0.001 per share (the “Common Stock”); (ii) five shares of Series A Mandatorily Convertible Preferred Stock of the Company, par value $0.001 per share (the “Series A Preferred”); and (iii) three warrants, each to purchase one share of Common Stock upon exercise of such Warrants, at a purchase price of $23.94 per Unit (the equivalent of $3.99 per share of Common Stock, assuming conversion of the Series A Preferred). The Units are being offered to the Investors in a private placement pursuant to Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 of Regulation D promulgated thereunder. The closing of the Offering is conditioned upon the closing of the acquisition of Allenex AB, the consent of East West Bank, the lender of the Company’s credit facility, and certain other customary closing conditions in the Purchase Agreement, and occurred on April 14, 2016.

The Company intends to use the net proceeds from the sale of the Units for working capital, acquisitions and general corporate purposes.

Each share of Series A Preferred is mandatorily convertible into Common Stock upon the Company’s receipt of certain stockholder approvals required pursuant to the rules of the NASDAQ Stock Market (the “Requisite Stockholder Approval”). Subject to obtaining the Requisite Stockholder Approval, each share of Series A Preferred is initially convertible into one share of Common Stock, subject to certain adjustments. The Series A Preferred are not entitled to receive dividends and are not redeemable at the election of the Company. Except as required by the General Corporation Law of Delaware, the Series A Preferred do not have voting rights and will not be included in determining the number of shares voting or entitled to vote on any matter of the Company. The Series A Preferred are subject to and qualified by the terms and conditions of the Certificate of Designation of the Preferences, Rights and Limitations of the Series A Mandatorily Convertible Preferred Stock (the “Certificate of Designation”), a copy of which has been filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Each Warrant is exercisable for a period of seven (7) years into one share of Common Stock at an initial exercise price of $4.98 per share, subject to certain adjustments. Pursuant to the terms of the Warrant, the holder of the Warrant cannot exercise the Warrant until the Company has obtained the Requisite Stockholder Approval.

Voting Agreement

Concurrently with the execution and delivery of the Purchase Agreement, and as an inducement to the Investors to enter into the Purchase Agreement, the Company and certain stockholders of the Company (the “Stockholders”) representing a majority of the Company’s outstanding Common Stock entered into a Voting Agreement (the “Voting Agreement”), pursuant to which each Stockholder agreed to vote certain of its shares of Common Stock in favor of granting the Company the Requisite Stockholder Approval. The Voting Agreement limits the ability of each Stockholder to sell or otherwise transfer the shares of Common Stock it beneficially owns. The Voting Agreement terminates upon the earliest of earlier to occur of (i) date upon which the Requisite Stockholder Approval is obtained, (ii) the termination of the Purchase Agreement in accordance with its terms, and (iii) June 30, 2016.

The foregoing description of the Purchase Agreement, Preferred Stock, Warrants, and Voting Agreement, and the transactions contemplated thereby does not purport to be complete and is subject to, and is qualified in its entirety by the full text of the Purchase Agreement, Certificate of Designation, Voting Agreement and Warrant, which have been filed with this Current Report on Form 8-K as Exhibit 3.1, Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3, respectively, which are incorporated herein by reference.

Commitment Agreement

Concurrently with the execution and delivery of the Purchase Agreement, and as an inducement to the Investors to enter into the Purchase Agreement, the Company and certain stockholders of the Company entered into commitment agreements (“Commitment Agreements”), pursuant to which each stockholder committed to investing in a subsequent closing and purchase 334,168 Units in an aggregate amount of $8 million. The subsequent investment will be conducted no later than June 30, 2016, and on substantially the same terms as the Purchase Agreement, and the obligation to invest under the Commitment Agreements is subject to certain conditions.

The foregoing descriptions of the Commitment Agreements and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Commitment Agreements, copies of which will be filed as exhibits to the Company’s reports filed under the Securities Exchange Act of 1934, as amended, and upon filing will be incorporated herein by reference.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 14, 2016, the Company announced the settlement and completion of its previously announced tender offer (the “Offer”) to acquire all shares of Allenex AB a Swedish company listed on Nasdaq Stockholm (“Allenex”). As previously disclosed, on December 16, 2015, the Company entered into Conditional Share Purchase Agreements (the “Purchase Agreements”) with each of Midroc Invest AB, FastPartner AB and Xenella Holding AB (collectively, the “Majority Shareholders”) to acquire, subject to certain conditions, approximately 78% of the total outstanding shares of Allenex, which Purchase Agreements were amended on February 8, 2016.

Pursuant to the Offer, CareDx made available to Allenex’s shareholders the following two alternatives for the tender of their shares: (i) All Cash Alternative – Allenex shareholders can tender their shares for an all cash consideration of SEK 2.50, or approximately $0.31, per Allenex share or (ii) the Mixed Offer Consideration Alternative – Allenex shareholders can tender their shares for (a) SEK 1.731 per share, or approximately $0.21, and (b) 0.01458 shares of CareDx common stock per Allenex share.

The acceptance period expired on April 5, 2016 and settlement was anticipated to occur on or about April 13, 2016. At settlement, 98.37% of the Allenex shares had been tendered, and the Company distributed a total purchase price of SEK 172,376,270 million, or approximately $21.1 million, and issued 1,375,026 shares of common stock of the Company. Pursuant to the Purchase Agreements, as amended, the Company is expected to pay an additional SEK 50,619,552, or approximately $6.2 million to the Majority Shareholders as deferred consideration. As the Company acquired more than 90% of the outstanding Allenex shares, the Company intends to initiate compulsory acquisition procedures with respect to the remaining Allenex shares under the Swedish Companies Act. In connection therewith, the Company subsequently intends to initiate a delisting of Allenex from Nasdaq Stockholm.

Additional terms of the Offer and the Purchase Agreement were previously disclosed in the Company’s Form 8-Ks filed on December 16, 2015, December 22, 2015, and February 12, 2016. The foregoing description of the Purchase Agreements and the Offer are qualified in their entirety by reference to the Purchase Agreements, copies of which were attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 to the Company’s Form 8-K filed with the Securities and Exchange Commission (“SEC”) on December 22, 2015, and the Amendments to Conditional Share Purchase Agreements, copies of which were attached as Exhibit 99.1, Exhibit 99.2 and Exhibit 99.3 to the Company’s Form 8-K filed with the SEC on February 12, 2015 and incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information contained in Item 1.01 is incorporated herein by reference. The sale of securities in connection with the Offering will be exempt from registration pursuant to the provisions of Section 4(a)(2) of the Securities Act and Rule 506 of Regulation D promulgated thereunder. The recipient of the securities in each of these transactions represented to the Company that they are each (i) an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act, (ii) is knowledgeable, sophisticated and experienced in making investment decisions of this kind, and (iii) has had adequate access to information about the Company.

The information contained in Item 2.01 is incorporated herein by reference. The issuance of common stock will be exempt from registration under the Securities Act of 1933, as amended, in reliance upon the exemption from registration provided by Rule 802 thereunder for exchange offers for a class of securities of a foreign private issuer where U.S. holders of foreign subject company hold no more than 10% of the securities that are the subject of the exchange offer.

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The information contained in Item 1.01 is incorporated herein by reference.

On April 13, 2016, the Company filed the Certificate of Designation, a copy of which has been filed with this Current Report on Form 8-K as Exhibit 3.1 and is incorporated herein by reference.

Item 7.01	Regulation FD Disclosure

A copy of the press releases announcing the Offering and completion of the Acquisition are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The Company will file any financial statements required by Item 9.01(a) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(b) Pro Forma Financial Information.

The Company will file any pro forma financial information required by Item 9.01(b) by amendment not later than 71 calendar days after the date that this Current Report on Form 8-K must be filed.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation of the Preferences, Rights and Limitations of the Series A Mandatorily Convertible Preferred Stock, dated April 13, 2016.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Voting Agreement.

10.3	Form of Warrant.

99.1	Press release regarding completion of equity transaction, dated April 14, 2016.

99.2	Press release regarding completion of Allenex acquisition, dated April 14, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREDX, INC.

Date: April 14, 2016

By: /s/ Peter Maag
Peter Maag
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Designation of the Preferences, Rights and Limitations of the Series A Mandatorily Convertible Preferred Stock, dated April 13, 2016.

10.1	Form of Securities Purchase Agreement.

10.2	Form of Voting Agreement.

10.3	Form of Warrant.

99.1	Press release regarding completion of equity transaction, dated April 14, 2016.

99.2	Press release regarding completion of Allenex acquisition, dated April 14, 2016.